ROYSTER-CLARK, INC.



                            ROYSTER-CLARK GROUP, INC.
                            ROYSTER-CLARK REALTY LLC
                      ROYSTER-CLARK AGRIBUSINESS REALTY LLC
                        ROYSTER-CLARK HUTSON'S REALTY LLC
                        ROYSTER-CLARK NITROGEN REALTY LLC
                           ROYSTER-CLARK RESOURCES LLC
                             IMC AGRIBUSINESS, INC.
                           HUTSON'S AG SERVICES, INC.
                              IMC NITROGEN COMPANY


                      10 1/4% FIRST MORTGAGE NOTES DUE 2009


                                    INDENTURE

                           Dated as of April 22, 1999


                   United States Trust Company of New York


                                     Trustee


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                             CROSS-REFERENCE TABLE*

      Trust Indenture
         Act Section                                    Indenture Section
      310(a)(1)........................................       7.10
         (a)(2)........................................       7.10
         (a)(3)........................................       N.A.
         (a)(4)........................................       N.A.
         (a)(5)........................................       7.10
         (b)...........................................       7.10
         (c)...........................................       N.A.
      311(a)...........................................       7.11
         (b)...........................................       7.11
         (c)...........................................       N.A.
      312(a)...........................................       2.05
         (b)...........................................      12.03
         (c)...........................................      12.03
      313(a)...........................................       7.06
         (b)(1)........................................      10.03
         (b)(2)........................................       7.07
         (c)...........................................    7.06;12.02
         (d)...........................................       7.06
      314(a)...........................................    4.03;12.02
         (b)...........................................      10.02
         (c)(1)........................................      12.04
         (c)(2)........................................      12.04
         (c)(3)........................................       N.A.
         (d)...........................................   10.03,10.04,
                                                             10.05
         (e)...........................................      12.05
         (f)...........................................       N.A.
      315(a)...........................................       7.01
         (b)...........................................    7.05,12.02
         (c)...........................................       7.01
         (d)...........................................       7.01
         (e)...........................................       6.11
      316(a) (last sentence)...........................       2.09
         (a)(1)(A).....................................       6.05
         (a)(1)(B).....................................       6.04
         (a)(2)........................................       N.A.
         (b)...........................................       6.07
         (c)...........................................       2.12
      317(a)(1)........................................       6.08
         (a)(2)........................................       6.09
         (b)...........................................       2.04
      318(a)...........................................      12.01
         (b)...........................................       N.A.
         (c)...........................................      12.01
      N.A. means not applicable.
      * This Cross Reference Table is not part of the Indenture.


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                                TABLE OF CONTENTS
                                                                       Page

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.01. Definitions .....................................    1
      Section 1.02. Other Definitions ...............................   19
      Section 1.03. Incorporation by Reference of Trust Indenture Act   20
      Section 1.04. Rules of Construction ...........................   20

ARTICLE 2. THE FIRST MORTGAGE NOTES

      Section 2.01. Form and Dating .................................   20
      Section 2.02. Execution and Authentication ....................   21
      Section 2.03. Registrar and Paying Agent ......................   22
      Section 2.04. Paying Agent to Hold Money in Trust .............   22
      Section 2.05. Holder Lists ....................................   23
      Section 2.06. Transfer and Exchange ...........................   23
      Section 2.07. Replacement First Mortgage Notes ................   34
      Section 2.08. Outstanding First Mortgage Notes ................   34
      Section 2.09. Treasury First Mortgage Notes ...................   34
      Section 2.10. Temporary First Mortgage Notes ..................   35
      Section 2.11. Cancellation ....................................   35
      Section 2.12. Defaulted Interest ..............................   35

ARTICLE 3. REDEMPTION AND PREPAYMENT

      Section 3.01. Notices to Trustee ..............................  36
      Section 3.02. Selection of First Mortgage Notes to Be
                     Redeemed .......................................  36
      Section 3.03. Notice of Redemption ............................  36
      Section 3.04. Effect of Notice of Redemption ..................  37
      Section 3.05. Deposit of Redemption Price .....................  37
      Section 3.06. First Mortgage Notes Redeemed in Part ...........  38
      Section 3.07. Optional Redemption .............................  38
      Section 3.08. Mandatory Redemption ............................  38
      Section 3.09. Offer to Purchase by Application of Excess
                     Proceeds .......................................  39

ARTICLE 4. COVENANTS

      Section 4.01. Payment of First Mortgage Notes .................   40
      Section 4.02. Maintenance of Office or Agency .................   40
      Section 4.03. Reports .........................................   41
      Section 4.04. Compliance Certificate ..........................   41
      Section 4.05. Taxes ...........................................   42
      Section 4.06. Stay, Extension and Usury Laws ..................   42
      Section 4.07. Restricted Payments .............................   42
      Section 4.08. Dividend and Other Payment Restrictions
                     Affecting Restricted Subsidiaries ..............   45
      Section 4.09. Incurrence of Indebtedness and Issuance of
                     Preferred Stock ................................   46
      Section 4.10. Asset Sales .....................................   49
      Section 4.11. Transactions with Affiliates ....................   50
      Section 4.12. Liens ...........................................   51

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      Section 4.13. Line of Business ................................   51
      Section 4.14. Corporate Existence .............................   51
      Section 4.15. Offer to Repurchase Upon Change of Control ......   51
      Section 4.16. Sale of Nitrogen Facility .......................   52
      Section 4.17. Limitation on Sale and Leaseback Transactions ...   53
      Section 4.18. Limitation on Issuances and Sales of Capital
                     Stock of Wholly Owned Restricted Subsidiaries ..   53
      Section 4.19. Advances to Subsidiaries ........................   53
      Section 4.20. Payments for Consent ............................   54
      Section 4.21. Additional Guarantees ...........................   54
      Section 4.22. Master Conveyance Agreement .....................   54

ARTICLE 5. SUCCESSORS

      Section 5.01. Merger, Consolidation, or Sale of Assets ........   55
      Section 5.02. Successor Corporation Substituted ...............   55

ARTICLE 6. DEFAULTS AND REMEDIES

      Section 6.01. Events of Default ...............................   56
      Section 6.02. Acceleration ....................................   57
      Section 6.03. Other Remedies ..................................   58
      Section 6.04. Waiver of Past Defaults .........................   58
      Section 6.05. Control by Majority .............................   59
      Section 6.06. Limitation on Suits .............................   59
      Section 6.07. Rights of Holders of First Mortgage Notes to
                     Receive Payment ................................   59
      Section 6.08. Collection Suit by Trustee ......................   59
      Section 6.09. Trustee May File Proofs of Claim ................   60
      Section 6.10. Priorities ......................................   60
      Section 6.11. Undertaking for Costs ...........................   60

ARTICLE 7. TRUSTEE

      Section 7.01. Duties of Trustee................................   61
      Section 7.02. Rights of Trustee ...............................   62
      Section 7.03. Individual Rights of Trustee ....................   62
      Section 7.04. Trustee's Disclaimer ............................   62
      Section 7.05. Notice of Defaults ..............................   62
      Section 7.06. Reports by Trustee to Holders of the First
                     Mortgage Notes .................................   63
      Section 7.07. Compensation and Indemnity ......................   63
      Section 7.08. Replacement of Trustee ..........................   64
      Section 7.09. Successor Trustee by Merger, etc ................   65
      Section 7.10. Eligibility; Disqualification ...................   65
      Section 7.11. Preferential Collection of Claims Against
                     Company ........................................   65

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      Section 8.01. Option to Effect Legal Defeasance or Covenant
                     Defeasance .....................................   65
      Section 8.02. Legal Defeasance and Discharge ..................   65
      Section 8.03. Covenant Defeasance .............................   66
      Section 8.04. Conditions to Legal or Covenant Defeasance ......   66


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      Section 8.05. Deposited Money and Government Securities to
                     be Held in Trust; Other Miscellaneous
                     Provisions .....................................   67
      Section 8.06. Repayment to Company ............................   68
      Section 8.07. Reinstatement ...................................   68

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER

      Section 9.01. Without Consent of Holders of First Mortgage
                     Notes ..........................................   68
      Section 9.02. With Consent of Holders of First Mortgage
                     Notes ..........................................   69
      Section 9.03. Compliance with Trust Indenture Act .............   71
      Section 9.04. Revocation and Effect of Consents ...............   71
      Section 9.05. Notation on or Exchange of First Mortgage
                     Notes ..........................................   71
      Section 9.06. Trustee to Sign Amendments, etc .................   71

ARTICLE 10. COLLATERAL AND SECURITY

      Section 10.01. Security Agreements ............................   72
      Section 10.02. Recording and Opinions .........................   72
      Section 10.03. Release of Collateral ..........................   73
      Section 10.04. Certificates of the Company ....................   73
      Section 10.05. Certificates of the Trustee ....................   74
      Section 10.06. Authorization of Actions to Be Taken by the
                      Trustee Under the Security Agreements .........   74
      Section 10.07. Authorization of Receipt of Funds by the
                      Trustee Under the Security Agreements .........   74
      Section 10.08. Impact of Event of Default .....................   74
      Section 10.09. Termination of Security Interest ...............   75

ARTICLE 11. GUARANTEES

      Section 11.01. Guarantee ......................................   75
      Section 11.02. Limitation on Guarantor Liability ..............   76
      Section 11.03. Execution and Delivery of Guarantee ............   76
      Section 11.04. Guarantors May Consolidate, etc., on Certain
                      Terms .........................................   77
      Section 11.05. Releases Following Sale of Assets ..............   77

ARTICLE 12. MISCELLANEOUS

      Section 12.01. Trust Indenture Act Controls ...................   78
      Section 12.02. Notices ........................................   78
      Section 12.03. Communication by Holders of First Mortgage
                      Notes with Other Holders of First Mortgage
                      Notes..........................................   79
      Section 12.04. Certificate and Opinion as to Conditions
                      Precedent .....................................   79
      Section 12.05. Statements Required in Certificate or
                      Opinion .......................................   79
      Section 12.06. Rules by Trustee and Agents ....................   80
      Section 12.07. No Personal Liability of Directors,
                      Officers, Employees and Stockholders ..........   80
      Section 12.08. Governing Law ..................................   80
      Section 12.09. No Adverse Interpretation of Other
                      Agreements.....................................   80
      Section 12.10. Successors .....................................   80
      Section 12.11. Severability ...................................   80
      Section 12.12. Counterpart Originals ..........................   81


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      Section 12.13. Table of Contents, Headings, etc ...............   81

                                    EXHIBITS

Exhibit A-1    FORM OF NOTE
Exhibit A-2    FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B      FORM OF CERTIFICATE OF TRANSFER
Exhibit C      FORM OF CERTIFICATE OF EXCHANGE
Exhibit D      FORM OF GUARANTEE
Exhibit E      FORM OF SUPPLEMENTAL INDENTURE
Exhibit F      FORM OF SECURITY AGREEMENTS
Exhibit G      FORM OF SUBSIDIARY INTERCOMPANY NOTE
Exhibit H      SCHEDULE OF GUARANTORS

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     INDENTURE dated as of April 22, 1999 among Royster-Clark, Inc., a Delaware corporation (the "Company"), the corporations listed on Exhibit H hereto (each a "Guarantor" and collectively, the "Guarantors") and United States Trust Company of New York, as trustee (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 1/4% First Mortgage Notes due 2009 (the "Series A First Mortgage Notes") and the 10 1/4% First Mortgage Notes due 2009 (the "Series B First Mortgage Notes" and, together with the Series A First Mortgage Notes, the "First Mortgage Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

     "399 Ventures" means 399 Venture Partners, Inc., an affiliate of Citicorp Venture Capital Ltd.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, that Indebtedness of such other Person that is redeemed, defeased, retired or otherwise repaid at the time, or immediately upon consummation, of the transaction by which such other person is merged with or into or became a Restricted Subsidiary of such Person shall not be Acquired Debt and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional First Mortgage Notes" means up to $10.0 million aggregate principal amount of First Mortgage Notes (other than the Initial First Mortgage Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial First Mortgage Notes.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control", as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory and equipment in the ordinary course of business consistent with past practices and other than a Receivables Transaction; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted


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Subsidiaries taken as a whole will be governed by Section 4.15 hereof and/or the provisions described in Section 5.01 hereof and not by the provisions of Section
4.10 hereof; provided further, that (a) the sale, conveyance or other disposition of all or substantially all of the assets constituting the Company's East Dubuque, Illinois nitrogen facility or of the Equity Interests of any Subsidiary which directly or indirectly owns such facility or (b) the sale, conveyance or other disposition of all or substantially all of the assets constituting such East Dubuque facility together with all or substantially all of the assets constituting the Company's Cincinnati, Ohio nitrogen facility or any Subsidiary or Subsidiaries which own directly or indirectly such facilities, in each case in accordance with the Security Agreements, shall be governed by
Section 4.16 hereof and not by the provisions of Section 4.10 hereof and (ii) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries. Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million; (ii) a transfer of assets between or among the Company and its Wholly Owned Subsidiaries, (iii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary; (iv) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business including dispositions of assets that are obsolete or no longer useful in the business consistent with past practices; (v) the sale or other disposition of cash or Cash Equivalents; and (vi) a Restricted Payment or Permitted Investment that is permitted by the covenant described in Section 4.07 hereof.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Board of Directors" means (i) with respect to a corporation, the board of directors of the corporation, (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Borrowing Base" means, as of any date, an amount equal to (i) 80% (or 85% during the months of September, October and November) of the face amount of net regular accounts receivable owned by the Company and its Restricted Subsidiaries determined in accordance with GAAP, plus (ii) 70% (or 75% during the months of September, October and November) of the face amount of net crop/extended term receivables owned by the Company and its Subsidiaries determined by the Company in good faith and in accordance with past practice, plus (iii) 65% (or 70%

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

during the months of September, October and November) of the net book value of all inventory owned by the Company and its Restricted Subsidiaries determined in accordance with GAAP.

     "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and at the time of acquisition, having one of the two highest ratings obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Rating Services; (vi) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and (vii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vi) of this definition.

     "Cedel" means Cedel Bank, SA.

     "Certificated Note" means a certificated First Mortgage Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 hereto except that such First Mortgage Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Change of Control" means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company, any Wholly-Owned Restricted Subsidiary of the Company, a Principal or a Related Party of a

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

Principal; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock and the stock convertible into Voting Stock of the Company, measured by voting power rather than number of shares; (iv) during any period in which neither the Company nor Royster-Clark Group is a public reporting company under the Securities and Exchange Act of 1934, as amended, the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more of the Voting Stock and stock convertible into Voting Stock of the Company (measured by voting power rather than number of shares) than is at the time Beneficially Owned by CVC, 399 Ventures and their Related Parties in the aggregate; or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Collateral" means the PPE and the pledge of all of the equity interests of the Special Purpose Restricted Subsidiaries.

     "Collateral Agent" means United States Trust Company of New York.

     "Company" means Royster-Clark, Inc., and any and all successors thereto.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to April 1, 2009 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the First Mortgage Notes.

     "Comparable Treasury Price" means, with respect to any date of redemption,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus
(iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that

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were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus
(iv) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividend to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries (not including Royster-Clark Group with respect to the Company) as of such date, plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Agreement" means that certain Credit Agreement, dated as of April 22, 1999, by and among the Company, DLJ Capital Funding as manager and syndication agent and the parties thereto, providing for up to $275.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Custodian" means the Trustee, as custodian with respect to the First Mortgage Notes in global form, or any successor entity thereto.

     "CVC" means Citicorp Venture Capital Ltd., a New York corporation, or any successor thereto by merger or consolidation.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Depositary" means, with respect to the First Mortgage Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the First Mortgage Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the First Mortgage Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described in Section 4.07 hereof.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Excluded Assets" means all of the accounts receivable, inventory, certain general intangibles and certain other tangible and intangible property and assets of the Company and its subsidiaries and the common stock of the Company and its subsidiaries (other than the pledge of all of the equity interests of Royster-Clark Realty LLC, Royster-Clark AgriBusiness LLC, Royster-Clark Nitrogen Realty LLC and Royster-Clark Hutson's Realty LLC), which will secure the Company's and the Guarantors' obligations under the Credit Agreement.

     "Existing Indebtedness" means up to $7.1 million in aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

     "First Mortgage Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial First Mortgage Notes and the Additional First Mortgage Notes shall be treated as a single class for all purposes under this Indenture.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of (i) the consolidated interest expense (other than accretion of interest on the non-cash pay subordinated notes issued to IMC Global, 399 Ventures and Management Investors for purposes of calculating the Fixed Charges of Royster-Clark Group) of such Person and its Restricted Subsidiaries (other than Royster-Clark Group for purposes of computing consolidated interest expense for any Person other than Royster-Clark Group) for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, plus (ii) the consolidated interest of such Person and its Restricted Subsidiaries (other than Royster-Clark Group for purposes of computing consolidated interest capitalized for any Person other than Royster-Clark Group) that was capitalized during such period, plus (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries (other than Royster-Clark Group for purposes of computing such amount for any Person other than Royster-Clark Group) or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (other than Royster-Clark Group for purposes of computing such amount for any Person other than Royster-Clark Group), whether or not such Guarantee or Lien is called upon, plus (iv) the product of (a) all dividends, whether paid or accrued, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than Royster-Clark Group for purposes of computing such amount for any Person other than Royster-Clark Group), other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio
(i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A-1 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of (i) Royster-Clark Group and (ii) any other subsidiary that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means a Person in whose name a First Mortgage Note is registered.

     "IMC Global" means IMC Global, Inc.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) banker's acceptances, (iv) representing Capital Lease Obligations, (v) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or (vi) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Initial First Mortgage Notes" means the first $200.00 million aggregate principal amount of First Mortgage Notes issued under this Indenture on the date hereof.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company or any of its Restricted Subsidiaries for consideration consisting solely of Equity Interests (other than Disqualified Stock) of the Company or Royster-Clark Group shall not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described in Section 4.07 hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described in Section 4.07 hereof.

     "Jenkins" means Francis P. Jenkins, Jr.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the First Mortgage Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Management Investors" means the officers and employees of Royster-Clark Group, the Company or any Subsidiary of the Company who hold Voting Stock of Royster-Clark Group or the Company.

     "Master Conveyance Agreement" means that certain agreement dated as of April 22, 1999, between and among IMC Global, The Vigoro Corporation, the Company and the Trustee, as Collateral Agent.

     "Mortgages" means the mortgage agreements and deeds of trust entered into by the Company and its Restricted Subsidiaries which provide for the grant by the Company and its Restricted Subsidiaries to the Collateral Agent for the ratable benefit of the holders of the First Mortgage Notes of mortgages and deeds of trust in the portion of the PPE that constitute real property and the improvements thereon.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, sale of a Nitrogen Facility (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or sale of a Nitrogen Facility) or from the Master Conveyance Agreement, net of the direct costs relating to such Asset Sale, sale of a Nitrogen Facility or Master Conveyance Agreement, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Nitrogen Facility" means either (i) the Company's nitrogen manufacturing plant in East Dubuque, IL (the "East Dubuque Plant") or (ii) the East Dubuque Plant and the Company's nitrogen production facility in Cincinnati, OH.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the First Mortgage Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company of any of its Restricted Subsidiaries.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the offering of the First Mortgage Notes by the Company.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person or any Guarantor, as applicable.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or any Guarantor, if applicable, or the Trustee.

     "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "Permitted Business" means the fertilizer, seed, crop protection and agronomic services businesses, any of the businesses engaged in by the Company and its Restricted Subsidiaries on the date of this Indenture and such other business activities which are incidental or related thereto.

     "Permitted Investments" means (i) any Investment in the Company or in a Wholly Owned Subsidiary of the Company that is a Guarantor, (ii) any Investment in Cash Equivalents, (iii) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment, (a) such Person becomes a Wholly Owned Subsidiary of the Company and a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is a Guarantor, (iv) any Investment made as a result of the receipt of non-cash consideration from an

Asset Sale that was made pursuant to and in compliance with the covenant described in Section 4.10 hereof, (v) any acquisition of stock or assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or Royster-Clark Group, (vi) Hedging Obligations, (vii) Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (viii) investments existing on the date of this Indenture, (ix) loans and advances to officers, directors, members and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business and consistent with past practices and (x) Investments consisting of intercompany loans or capital contributions from the Company and its Wholly-Owned Restricted Subsidiaries to Wholly-Owned Restricted Subsidiaries so long as the intercompany loans are subordinated to the First Mortgage Notes.

     "Permitted Liens" means (i) Liens of the Company and any Restricted Subsidiary securing Indebtedness and other Obligations under Credit Facilities that were securing Senior Debt that was permitted by the terms of this Indenture to be incurred, (ii) Liens in favor of the Company or the Restricted Subsidiaries, (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with or acquired by the Company or the Subsidiary, (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition, (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid bonds, payment bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (vi) Liens existing on the date of this Indenture, (vii) Liens to secure Senior Debt that was permitted by this Indenture to be incurred provided such Liens are permitted by the Security Agreements, (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding, (x) Liens on assets of Unrestricted Subsidiaries that (a) secure Non-Recourse Debt of Unrestricted Subsidiaries or (b) are incurred in connection with a Receivables Transaction,
(xi) Liens on any property or asset acquired by the Company or any of its Restricted Subsidiaries in favor of the seller of such property or asset and construction mortgages on property, in each case, created within six months after the date of acquisition, construction or improvement of such property or asset by the Company or such Restricted Subsidiary to secure the purchase price or other obligation of the Company or such Restricted Subsidiary to the seller of such property or asset or the construction or improvement cost of such property in an amount up to the total cost of the acquisition, construction or improvement of such property or asset; provided that in each case, such Lien does not extend to any other property or asset of the Company and its Restricted Subsidiaries, (xii) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, (xiii) Liens imposed by law, such as mechanics', carriers', warehouseman's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor, (xiv) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the Company or impair the use of such property in the operation of the business of the Company or any of its Restricted Subsidiaries, (xv) Liens of landlords or mortgages of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased by the Company or any of its Restricted Subsidiaries in the ordinary course of business, (xvi) financing statements granted with respect to personal property leased by the Company and its Restricted Subsidiaries pursuant to leases considered operating leases in accordance with GAAP, provided that such financing statements are granted solely in connection with such leases;
(xvii) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default; (xviii) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under this Indenture; provided that any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced, (xix) Liens in favor of the First Mortgage Notes created pursuant to the terms of the Pledge Agreements, (xx) Liens to secure Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or any Restricted Subsidiary to the extent such Indebtedness is permitted to be incurred by Section 4.09 hereof covering only such assets and (xxi) any extension or renewal, or successive extensions or renewals, in whole or in part, of Liens permitted pursuant to the foregoing clauses (i) through (xx), provided that no such extension or renewal Lien shall
(a) secure more than the amount of Indebtedness or other obligations secured by the Lien being so extended or renewed or (b) extend to any property or assets not subject to the Lien being so extended or renewed.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that (i) except for Indebtedness used to extend, refinance, renew, replace, defease or refund the Credit Facilities, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all customary expenses and premiums incurred in connection therewith), (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the First Mortgage Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the First Mortgage Notes on terms at least as favorable to the Holders of First Mortgage Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "PPE" means the property, plant and equipment and certain related assets owned by the Company and its subsidiaries, constituting 17 of the principal granulation, seed production, processing and nitrogen plants of the Company and its subsidiaries as set forth in the Security Agreements.

     "Principals" means (i) 399 Ventures, Jenkins and the Management Investors and (ii) any Related Party of a Person referred to in clause (i).

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all First Mortgage Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Public Equity Offering" means an underwritten public offering of common stock (other than Disqualified Stock) of the Company, pursuant to an effective registration statement filed with the Security and Exchange Commission in accordance with the Securities Act of 1933, as amended.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Receivables" means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable incurred in the ordinary course of business, including without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (iv) all reserves and credit balances with respect to any such accounts receivable or account debtors, (v) all letters of credit, security, or guarantees for any of the foregoing, (vi) all insurance policies or reports relating to any of the foregoing, (viii) all proceeds of the foregoing and (ix) all books and records relating to any of the foregoing.

     "Receivables Subsidiary" means an Unrestricted Subsidiary exclusively engaged in Receivables Transactions and activities related thereto; provided, however, that (i) at no time shall the Company and its Subsidiaries have more than one Receivables Subsidiary and (ii) all Indebtedness or other borrowings of such Unrestricted Subsidiary shall be Non-Recourse Debt.

     "Receivables Transaction" means (i) the sale or other disposition to a third party of Receivables or an interest therein, or (ii) the sale or other disposition of Receivables or an interest therein to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables (whether such financing transaction is effected by such Receivables Subsidiary or by a third party to whom such Receivables Subsidiary sells such Receivables or interest therein); provided that in each of the foregoing, the Company or its Subsidiaries receive cash of at least 60% of the aggregate principal amount of any Receivables financed in such transaction.

     "Reference Treasury Dealer" means, for the First Mortgage Notes, each of
(i) Donaldson, Lufkin & Jenrette Securities Corporation, or its successors; provided, however, that if the foregoing shall not be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and (ii) a Primary Treasury Dealer selected by the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such date of redemption.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 22, 1999, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional First Mortgage Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional First Mortgage Notes to register such Additional First Mortgage Notes under the Securities Act.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     "Regulation S Permanent Global Note" means a permanent global First Mortgage Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

     "Regulation S Temporary Global Note" means a temporary global First Mortgage Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the First Mortgage Notes initially sold in reliance on Rule 903 of Regulation S.

     "Related Party" (i) with respect to each of CVC and 399 Ventures (a) any of its direct or indirect wholly owned subsidiaries and any officer, director or employee of CVC, 399 Ventures or any of their wholly owned subsidiaries, (b) any spouse, parent or lineal descendant of a parent (including by adoption and stepchildren) of the officers, directors and employees referred to in clause
(i)(a) above, (c) any trust, corporation or partnership 80% of the beneficiaries, stockholders or partners of which consists of one or more of the persons described in clause (i)(a) or (b) above or any combination thereof and
(d) any charitable trust the grantor of which consists of one or more of the persons described in clause (i)(a), (b) or (c) above or any combination thereof, and (ii) with respect to each of Jenkins and the Management Investors, (a) any spouse or lineal descendant (including by adoption and stepchildren) of such person, (b) any trust, corporation or partnership 80% of the beneficiaries, stockholders or partners of which consists of Jenkins, or the Management Investors or any of the persons described in clause (ii)(a) above or any combination thereof and (c) any charitable trust the grantor of which consists of Jenkins, or the Management Investors or one or more of the persons described in clause (ii)(a) or (b) above or any combination thereof.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Certificated Note" means a Certificated Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Restricted Subsidiary" means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Royster-Clark Group" means Royster-Clark Group, Inc.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 144A Global Note" means a global note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the First Mortgage Notes sold in reliance on Rule 144A.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreements" means (i) the three security agreements granting a first priority interest on the equipment and certain other assets of the 17 principal granulation, seed production, processing and nitrogen plants from each of Royster-Clark, Inc., IMC AgriBusiness, Inc. and IMC Nitrogen Company to the Collateral Agent for the benefit of the holders of the First Mortgage Notes,
(ii) the four collateral assignments of limited liability company interests granting a pledge of all of the equity interests in the Special Purpose Restricted Subsidiaries from each of Royster-Clark, Inc., IMC AgriBusiness, Inc., Hutson's Ag Services and IMC Nitrogen Company to the Trustee, as Collateral Agent and (iii) the 17 deeds of trusts/mortgages granting a first priority security interest in the real property and improvements on the the 17 principal granulation, seed production, processing and nitrogen plants from each of Royster-Clark, Inc., IMC AgriBusiness, Inc. and IMC Nitrogen Company to the Collateral Agent for the benefit of the holders of the First Mortgage Notes.

     "Senior Debt" means (i) all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the First Mortgage Notes or any Guarantee and (iii) all Obligations with respect to the items listed in the preceding clauses (i) and (ii). Notwithstanding anything to the contrary in the preceding, Senior Debt will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates, (iii) any trade payables, or (iv) the portion of any Indebtedness that is incurred in violation of this Indenture.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date of this Indenture.

     "Special Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption, plus 0.75%.

     "Special Purpose Restricted Subsidiary Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (ii) Liens imposed by law, such as mechanics', carriers', warehouseman's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor, (iii) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the Special Purpose Restricted Subsidiaries or impair the use of such property in the operation of the business of the Special Purpose Restricted Subsidiaries, (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid bonds, payment bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (v) financing statements granted with respect to personal property leased by the Restricted Subsidiaries pursuant to leases considered operating leases in accordance with GAAP, provided that such financing statements are granted solely in connection with such leases, (vi) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default, (vii) Liens in favor of the First Mortgage Notes created pursuant to the terms of the Pledge Agreements and (viii) Liens to secure Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of such Special Purpose Restricted Subsidiary to the extent such Indebtedness is permitted to be incurred by Section 4.09 hereof covering only such assets.

     "Special Purpose Restricted Subsidiaries" means each of Royster-Clark Realty LLC, Royster-Clark AgriBusiness Realty LLC, Royster-Clark Nitrogen Realty, LLC and Royster-Clark Hutson's Realty LLC.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss.77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Global Note" means a permanent global First Mortgage Note substantially in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of First Mortgage Notes that do not bear the Private Placement Legend.

     "Unrestricted Certificated Note" means one or more Certificated Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Subsidiary" means any Subsidiary of the Company (other than the Special Purpose Restricted Subsidiaries) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt, (ii) is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries and (v) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described in Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under
Section 4.09 hereof, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. George Smith Ag. Services, Inc. shall be an Unrestricted Subsidiary as of the date hereof.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person but shall not in any event include Royster-Clark Group.

Section 1.02Other Definitions.

                                                                 Defined in
      Term                                                        Section
      ----                                                        -------

      "Affiliate Transaction"..................................    4.11
      "Asset Sale Offer".......................................    3.09
      "Authentication Order"...................................    2.02
      "Change of Control Offer"................................    4.15
      "Change of Control Payment"..............................    4.15
      "Change of Control Payment Date".........................    4.15
      "Covenant Defeasance"....................................    8.03
      "Event of Default".......................................    6.01
      "Excess Proceeds"........................................    4.10
      "incur"..................................................    4.09
      "Legal Defeasance".......................................    8.02
      "Offer Amount"...........................................    3.09
      "Offer Period"...........................................    3.09
      "Paying Agent"...........................................    2.03
      "Permitted Debt".........................................    4.09
      "Purchase Date"..........................................    3.09
      "Registrar"..............................................    2.03
      "Restricted Payments"....................................    4.07

Section 1.03 Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the First Mortgage Notes and the Guarantees;

     "indenture security Holder" means a Holder of a First Mortgage Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the First Mortgage Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the First Mortgage Notes and the Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

     Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and in the plural include the singular;

     (e) provisions apply to successive events and transactions; and

     (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                            THE FIRST MORTGAGE NOTES

Section 2.01 Form and Dating.

     (a) General. The First Mortgage Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Guarantee shall be substantially in the form of Exhibit D, the terms of which are incorporated in and made part of this Indenture. The First Mortgage Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each First Mortgage Note shall be dated the date of its authentication. The First Mortgage Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the First Mortgage Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any First Mortgage Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. First Mortgage Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). In the limited circumstances when Global Notes may be exchanged for Certificated Notes, the Certificated Notes shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding First Mortgage Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding First Mortgage Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding First Mortgage Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding First Mortgage Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) Temporary Global Notes. First Mortgage Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the First Mortgage Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel.

Section 2.02 Execution and Authentication.

     Two Officers shall sign the First Mortgage Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a First Mortgage Note no longer holds that office at the time a First Mortgage Note is authenticated, the First Mortgage Note shall nevertheless be valid.

     A First Mortgage Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the First Mortgage Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate First Mortgage Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the First Mortgage Notes. The aggregate principal amount of First Mortgage Notes outstanding at any time may not exceed such amount except as provided in Section
2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate First Mortgage Notes. An authenticating agent may authenticate First Mortgage Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

     The Company shall maintain an office or agency where First Mortgage Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where First Mortgage Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the First Mortgage Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the First Mortgage Notes, and will notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or a Guarantor, the Trustee shall serve as Paying Agent for the First Mortgage Notes.

Section 2.05 Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of First Mortgage Notes and the Company and the Guarantors shall otherwise comply with TIA ss.312(a).

Section 2.06 Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. A Global Note will be exchanged by the Company for Certificated Notes only if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Certificated Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the First Mortgage Notes. Upon the occurrence of any of the preceding events in
(i), (ii) or (iii) above, Certificated Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every First Mortgage Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another First Mortgage Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Certificated Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the First Mortgage Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B First Mortgage Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests for Certificated Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Regulation S Temporary Global Note to Certificated Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Certificated Note or transferred to a Person who takes delivery thereof in the form of a Certificated Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B First Mortgage Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a Certificated Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Certificated Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the

     Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated
     Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

     (d) Transfer and Exchange of Certificated Notes for Beneficial Interests.

          (i) Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Certificated Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Certificated Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (2) thereof;

               (D) if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Certificated Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

               (F) if such Restricted Certificated Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Certificated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, in the case of clause (C) above, the Regulation S Global Note.

            (ii) Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B First Mortgage Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Certificated Notes proposes to
               exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (2) if the Holder of such Certificated Notes proposes to
               transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
Section 2.06(d)(ii), the Trustee shall cancel the Certificated Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Certificated Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Certificated Notes so transferred.

     (e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Certificated Notes to Restricted Certificated Notes. Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Certificated Notes to Unrestricted Certificated Notes. Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B First Mortgage Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Restricted Certificated Notes
               proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the Holder of such Restricted Certificated Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Certificated Notes to Unrestricted Certificated Notes. A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Series B First Mortgage Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Notes so accepted Certificated Notes in the appropriate principal amount.

     (g) Legends. The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i) Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Certificated Note (and all Series A First Mortgage Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

               "This First Mortgage Note (or its predecessor) has not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons, except as set forth in the next sentence. By its acquisition hereof or of a beneficial interest herein, the holder:

                    (1) Represents that (a) it is a "Qualified Institutional
               Buyer" (as defined in Rule 144A under the Securities Act) (a "QIB") or (b) it has acquired this First Mortgage Note in an offshore transaction in compliance with Regulation S under the Securities Act,

                    (2) Agrees that it will not resell or otherwise transfer
               this First Mortgage Note except (a) to the Company or any of its subsidiaries, (b) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (c) in an offshore transaction meeting the requirements of Rule 904 of the Securities Act, (d) in a transaction meeting the requirements of Rule 144 under the Securities Act, (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (f) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and

                    (3) Agrees that it will deliver to each person to whom this
               First Mortgage Note or an interest herein is transferred a notice substantially to the effect of this legend.

               As used herein, the terms "offshore transaction" and "United States" have the meanings given to them by Rule 902 of Regulation S under the Securities Act. The Indenture contains a provision requiring the trustee to refuse to register any transfer of this First Mortgage
          Note in violation of the foregoing."

               (B) Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to subparagraphs (b)(iv), (c)(iii),
          (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
          2.06 (and all Series B First Mortgage Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES

     EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

          (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of First Mortgage Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (i)   General Provisions Relating to Transfers and Exchanges.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes upon the Company's order or at the Registrar's request.

            (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

            (iii) The Registrar shall not be required to register the transfer of or exchange any First Mortgage Note selected for redemption in whole or in part, except the unredeemed portion of any First Mortgage Note being redeemed in part.

            (iv) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

            (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any First Mortgage Notes during a period beginning at the opening of business 15 days before the day of any selection of First Mortgage Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any First Mortgage Note so selected for redemption in whole or in part, except the unredeemed portion of any First Mortgage Note being redeemed in part or (C) to register the transfer of or to exchange a First Mortgage Note between a record date and the next succeeding Interest Payment Date.

            (vi) Prior to due presentment for the registration of a transfer of any First Mortgage Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any First Mortgage Note is registered as the absolute owner of such First Mortgage Note for the purpose of receiving payment of principal of and interest on such First Mortgage Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (vii) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.02 hereof.

            (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement First Mortgage Notes.

     If any mutilated First Mortgage Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any First Mortgage Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement First Mortgage Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a First Mortgage Note is replaced. The Company may charge for its expenses in replacing a First Mortgage Note.

     Every replacement First Mortgage Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other First Mortgage Notes duly issued hereunder.

Section 2.08 Outstanding First Mortgage Notes.

     The First Mortgage Notes outstanding at any time are all the First Mortgage Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a First Mortgage Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the First Mortgage Note; however,

First Mortgage Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

     If a First Mortgage Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced First Mortgage Note is held by a bona fide purchaser.

     If the principal amount of any First Mortgage Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay First Mortgage Notes payable on that date, then on and after that date such First Mortgage Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury First Mortgage Notes.

     In determining whether the Holders of the required principal amount of First Mortgage Notes have concurred in any direction, waiver or consent, First Mortgage Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only First Mortgage Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10 Temporary First Mortgage Notes.

     Until certificates representing First Mortgage Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary First Mortgage Notes. Temporary First Mortgage Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary First Mortgage Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary First Mortgage Notes.

     Holders of temporary First Mortgage Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

     The Company at any time may deliver First Mortgage Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any First Mortgage Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all First Mortgage Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled First Mortgage Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled First Mortgage Notes shall be delivered to the Company. The Company may not issue new First Mortgage Notes to replace First Mortgage Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

     If the Company defaults in a payment of interest on the First Mortgage Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the First Mortgage Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each First Mortgage Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

     If the Company elects to redeem First Mortgage Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of First Mortgage Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of First Mortgage Notes to Be Redeemed.

     If less than all of the First Mortgage Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the First Mortgage Notes to be redeemed or purchased among the Holders of the First Mortgage Notes in compliance with the requirements of the principal national securities exchange, if any, on which the First Mortgage Notes are listed or, if the First Mortgage Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular First Mortgage Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding First Mortgage Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the First Mortgage Notes selected for redemption and, in the case of any First Mortgage Note selected for partial redemption, the principal amount thereof to be redeemed. First Mortgage Notes and portions of First Mortgage Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the First Mortgage Notes of a Holder are to be redeemed, the entire outstanding amount of First Mortgage Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to First Mortgage Notes called for redemption also apply to portions of First Mortgage Notes called for redemption.

Section 3.03. Notice of Redemption.

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose First Mortgage Notes are to be redeemed at its registered address.

     The notice shall identify the First Mortgage Notes to be redeemed and shall state:

          (a) the redemption date;

          (b) redemption price;

          (c) if any First Mortgage Note is being redeemed in part, the portion of the principal amount of such First Mortgage Note to be redeemed and that, after the redemption date upon surrender of such First Mortgage Note, a new First Mortgage Note or First Mortgage Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original First Mortgage Note;

          (d) the name and address of the Paying Agent;

          (e) that First Mortgage Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest (including Liquidated Damages) on First Mortgage Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the First Mortgage Notes and/or Section of this Indenture pursuant to which the First Mortgage Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the First Mortgage Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, First Mortgage Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

     One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all First Mortgage Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all First Mortgage Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the First Mortgage Notes or the portions of First Mortgage Notes called for redemption. If a First Mortgage Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest (including Liquidated Damages) shall be paid to the Person in whose name such First Mortgage Note was registered at the close of business on such record date.

If any First Mortgage Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the First Mortgage Notes and in Section 4.01 hereof.

Section 3.06. First Mortgage Notes Redeemed in Part.

     Upon surrender of a First Mortgage Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new First Mortgage Note equal in principal amount to the unredeemed portion of the First Mortgage Note surrendered.

Section 3.07. Optional Redemption.

     (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the First Mortgage Notes pursuant to this
Section 3.07 prior to April 1, 2004. Thereafter, the Company shall have the option to redeem the First Mortgage Notes, in whole or in part, upon not less than 30 nor more than 60 day's notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

      Year                                                    Percentage
      ----                                                    ----------
      2004..................................................   105.125%
      2005..................................................   103.417%
      2006..................................................   101.708%
      2007 and thereafter...................................   100.000%

     (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to April 1, 2002, the Company may redeem First Mortgage Notes with the net proceeds of one or more Public Equity Offerings at a redemption price equal to 110.250% of the aggregate principal amount thereof plus accrued and unpaid interest (including Liquidated Damages) thereon, if any; provided that at least 65% in aggregate principal amount of the First Mortgage Notes originally issued remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

     (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.

     The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the First Mortgage Notes.

Section 3.09. Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Section 4.10 or Section 4.22 hereof, as applicable, the Company shall be required to commence an offer to all Holders to purchase First Mortgage Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of First Mortgage Notes required to be purchased pursuant to Section 4.10 or Section 4.22 hereof, as applicable, (the "Offer Amount") or, if less than the Offer Amount has been tendered, all First Mortgage Notes tendered in response to the Asset Sale Offer. Payment for any First Mortgage Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a First Mortgage Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender First Mortgage Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender First Mortgage Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

     (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 or Section 4.22 hereof, as applicable, and the length of time the Asset Sale Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Purchase Date;

     (c) that any First Mortgage Note not tendered or accepted for payment shall continue to accrete or accrue interest;

     *(d) that, unless the Company defaults in making such payment, any First Mortgage Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

     (e) that Holders electing to have a First Mortgage Note purchased pursuant to an Asset Sale Offer may elect to have First Mortgage Notes purchased in integral multiples of $1,000 only;

     (f) that Holders electing to have a First Mortgage Note purchased pursuant to any Asset Sale Offer shall be required to surrender the First Mortgage Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the First Mortgage Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the First Mortgage Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such First Mortgage Note purchased;

     (h) that, if the aggregate principal amount of First Mortgage Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the

First Mortgage Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only First Mortgage Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose First Mortgage Notes were purchased only in part shall be issued new First Mortgage Notes equal in principal amount to the unpurchased portion of the First Mortgage Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of First Mortgage Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all First Mortgage Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such First Mortgage Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section
3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the First Mortgage Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new First Mortgage Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new First Mortgage Note to such Holder, in a principal amount equal to any unpurchased portion of the First Mortgage Note surrendered. Any First Mortgage Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01. Payment of First Mortgage Notes.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the First Mortgage Notes on the dates and in the manner provided in the First Mortgage Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the First Mortgage Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where First Mortgage Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the First Mortgage Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the First Mortgage Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03. Reports.

     (a) Whether or not required by the rules and regulations of the SEC, so long as any First Mortgage Notes are outstanding, the Company shall furnish to the Holders of First Mortgage Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all information and reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company and the Guarantors shall at all times comply with TIA ss.314(a).

     (b) For so long as any First Mortgage Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04. Compliance Certificate.

     (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Agreements, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Agreements and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Agreements (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the

Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest (including Liquidated Damages), if any, on the First Mortgage Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the First Mortgage Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the First Mortgage Notes.

Section 4.06. Stay, Extension and Usury Laws.

     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or Royster-Clark Group or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity

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

Interests of the Company or any direct or indirect parent of the Company (other than Equity Interests owned by Royster-Clark Group, the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the First Mortgage Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (vii), (viii) and (xii) of the next succeeding paragraph) is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash (or the non-cash proceeds have been converted to cash), the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) if any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (A) the fair market value of the Company's ownership interest in such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or (B) the fair market value when made of all Investments subsequent to the date of this Indenture previously made by the Company and its Restricted Subsidiaries in such redesignated Subsidiary but only to the extent that such Investments were treated as a Restricted Payment (other than any Restricted Payment made pursuant to clauses (i) through (xii) below).

     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the net cash proceeds of an equity capital contribution to the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period plus the amount received by the Company or any Restricted Subsidiary of the Company from any member of management for the purchase of any Equity Interests of the Company or any Restricted Subsidiary of the Company during such twelve-month period; provided that any amounts so received for such purchases shall be excluded from clause (c)(ii) of the preceding paragraph to the extent of any such repurchase, redemption or other acquisition or retirement for value; (vi) Permitted Investments; (vii) repurchase of Equity Interests deemed to occur upon exercise of stock options to the extent that such Equity Interests represent a portion of the exercise price of such options; (viii) any loans, advances, distributions or payments from the Company to any Restricted Subsidiary, or any loans, advances, distributions or payments by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; provided, however, that any such loans, advances, distributions or payments must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the First Mortgage Notes; (ix) the defeasance, redemption, repurchase or other acquisition of any Indebtedness subordinated or pari passu in right of payment to the First Mortgage Notes at a purchase price not greater than 101% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon, in the event of a Change of Control; provided that prior to or contemporaneously with such repurchase, the Company has made the Change of Control Offer with respect to the First Mortgage Notes and has repurchased all First Mortgage Notes validly tendered for payment and not withdrawn in connection with such Change of Control Offer; (x) other Restricted Payments in an aggregate amount not to exceed $5.0 million; (xi) any Investments in a joint venture or in a Permitted Business in an aggregate amount not to exceed $10.0 million; or (xii) the declaration or payment of dividends or advances to Royster-Clark Group for expenses incurred by Royster-Clark Group in its capacity as a holding company that are attributable to the operations of the Company and its Restricted Subsidiaries, including, without limitation, (A) fees and expenses paid to members of the Board of Directors of Royster-Clark Group, (B) general corporate overhead expenses of Royster-Clark Group directly and exclusively attributable to the ownership and/or business and operations of the Company and its Restricted Subsidiaries, not to exceed $100,000 in any fiscal year or $500,000 in any fiscal year if Royster-Clark Group is a public reporting company under the Securities Exchange Act of 1934, (C) foreign, federal, state or local tax liabilities paid by Royster-Clark Group directly and exclusively attributable to the ownership and/or business and operations of the Company and its Restricted Subsidiaries (other than Royster-Clark Group), (D) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Royster-Clark Group held by any member or former member of Royster-Clark Group's or the Company's (or any of their Restricted Subsidiaries') Board of Directors or any present or former officer, employee or director of Royster-Clark Group, the Company or any Restricted Subsidiary pursuant to any management equity subscription agreement or stock option agreement, directly and exclusively attributable to the ownership and/or business and operations of the Company and its Restricted Subsidiaries (other than Royster-Clark Group), provided that the aggregate amount paid pursuant to this clause (D) does not exceed in any fiscal year $250,000, plus the aggregate cash proceeds received by the Company or Royster-Clark Group from any reissuance of Equity Interests by Royster-Clark Group or the Company to employees, officers or directors of Royster-Clark Group, the Company or any Restricted Subsidiary during such fiscal year provided that any cash proceeds received from any such reissuance shall be excluded from clause (c)(ii) of the preceding paragraph, to the extent of any such repurchase, redemption, or other acquisition or retirement for value, (E) customary and reasonable accounting, legal or other professional or administrative expenses directly and exclusively attributable to the ownership and/or business and operations of the Company and its Restricted Subsidiaries (other than Royster-Clark Group), and (F) reasonable fees, offering costs and related expenses associated with any registration statements filed with the Commission; provided, however, the aggregate amount paid pursuant to the foregoing clauses
(A) and (E) does not exceed $500,000 in any fiscal year.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this
Section 4.07 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

     The Board of Directors may designate any Restricted Subsidiary (other than any of the Special Purpose Restricted Subsidiaries) to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation (as determined in good faith by the Board of Directors). Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (i) through (xii) above or is entitled to be made pursuant to the first paragraph of this Section 4.07, the Company shall, in its sole discretion, classify such Restricted Payment in any manner that complies with this Section 4.07.

Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted
              Subsidiaries.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the preceding restrictions shall not apply to Royster-Clark Group and to encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness and the Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of this Indenture, (ii) this Indenture, the Guarantees and the First Mortgage Notes,
(iii) applicable law, (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (v) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices, (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (iii) of the preceding paragraph, (vii) any agreement for the sale or other disposition of a Restricted Subsidiary or all or substantially all of the assets of such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition, (viii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (ix) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien, (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, (xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (xii) permitted mortgage or construction financing that imposes restrictions on the property acquired or improved, (xiii) encumbrances or restrictions imposed by amendments to the contracts, agreements or obligations referred to in the foregoing clauses (i) through (xii) if not materially more restrictive in the aggregate than the contract, agreement or obligation in question prior to its amendment, (xiv) protective liens filed in connection with sale-leaseback transactions permitted under Section 4.17 hereof and (xv) Indebtedness permitted to be incurred pursuant to clauses (xi), (xiii) and (xv) of the third paragraph of Section 4.09 hereof.

Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) may incur Indebtedness or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

      If such four quarter period includes any period prior to the date of this Indenture, the financial statements for such prior period shall be prepared on a pro forma basis giving effect to the Transactions in accordance with Article 11 of Regulation S-X under the Securities Act.

     The first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company and any Restricted Subsidiary (other than the Special Purpose Restricted Subsidiaries) of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) not to exceed the Borrowing Base, less the aggregate amount of all mandatory reductions required by Sections 4.10 and 4.16 hereof that have actually been made since the date of this Indenture; provided, that the Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i) need not constitute Permitted Refinancing Indebtedness;

          (ii) the incurrence by the Company and its Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) of the Existing Indebtedness;

          (iii) the incurrence by the Company and the Restricted Subsidiaries of Indebtedness represented by the First Mortgage Notes to be issued on the date of this Indenture and the Exchange Notes to be issued pursuant to the Registration Rights Agreements (including, in each case, the Subsidiary Guarantees);

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.09 or clauses (ii),
     (iii), (iv), (ix) or (xvi) of this paragraph;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that
     (i) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the First Mortgage Notes, in the case of the Company, or the Guarantee, in the case of a Guarantor and (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (v);

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (vii) the guarantee by the Company or any of its Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

          (viii) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this
     Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

          (ix) the incurrence by the Company or any of its Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (ix), not to exceed $20.0 million;

          (x) the incurrence by the Company or any of its Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) of obligations that are incurred for the purpose of fixing or hedging currency risk or the value of commodities or foreign currencies purchased or received by the Company or any Restricted Subsidiary in the ordinary course of business in amounts reasonably related to the Company's business and not for speculative purposes;

          (xi) Indebtedness of the Company or a Restricted Subsidiary (other than the Special Purpose Restricted Subsidiaries) owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and consistent with past practices;

          (xii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary (other than the Special Purpose Restricted Subsidiaries) providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Equity Interests; provided that the maximum aggregate liability of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (xiii) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary (other than the Special Purpose Restricted Subsidiaries) in the ordinary course of business;

          (xiv) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt or such Subsidiary ceases to be an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

          (xv) the incurrence of Indebtedness (other than by the Special Purpose Restricted Subsidiaries) in connection with Receivables Transactions; and

          (xvi) the incurrence by Royster-Clark Group of Indebtedness represented by (A) the non-cash pay subordinated notes issued to IMC Global, 399 Ventures and Management Investors to consummate the Transactions and (B) the 4 1/2% convertible subordinated note issued to 399 Ventures on March 31, 1999 to effect the acquisitions of AgriBusiness and Royster-Clark.

     The Company shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the First Mortgage Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

     For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which First Mortgage Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

     Notwithstanding any of the foregoing, the Special Purpose Restricted Subsidiaries shall not incur any Indebtedness except for Permitted Debt specifically provided for in clauses (iii) and (v) of this Section 4.09.

Section 4.10. Asset Sales.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries, to consummate an Asset Sale other than transfers of Receivables to a Receivables Subsidiary in connection with a Receivables Transaction and regulatory divestitures required in connection with acquisitions unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of,
(ii) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee and (iii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash: (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the First Mortgage Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption agreement and (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 45 days converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); provided, however, that the 75% limitation referred to above shall not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefore is equal to or greater than what the net after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option (a) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, (b) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, (c) to make a capital expenditure or (d) to acquire other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an Asset Sale Offer to all Holders of First Mortgage Notes and all holders of other Indebtedness that is pari passu with the First Mortgage Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of First Mortgage Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest (including Liquidated Damages), if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of First Mortgage Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the First Mortgage Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of First Mortgage Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of First Mortgage Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue of such conflict.

Section 4.11. Transactions with Affiliates.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction or series of interrelated or contractually related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this
Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction or series of interrelated or contractually related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph: (i) any employment agreement, compensation or employee benefit arrangements, incentive arrangements and customary director fees (including grants of stock, stock options or other Equity Interests) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary; (ii) transactions between or among the Company and/or its Restricted Subsidiaries;
(iii) transactions with a Person that is an Affiliate of Royster-Clark Group or the Company solely because Royster-Clark Group or the Company owns an Equity Interest in such Person; (iv) payment of reasonable directors fees to Persons who are not otherwise Affiliates of Royster-Clark Group or the Company; (v) Restricted Payments that are permitted by Section 4.07 hereof; and (vi) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries.

Section 4.12. Liens.

     The Special Purpose Restricted Subsidiaries shall not, and the Company shall not permit any of its Special Purpose Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Special Purpose Restricted Subsidiary Permitted Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing the Collateral or Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens; provided, however that in addition to creating Permitted Liens on its properties or assets, the Company and any of its Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) may create any Lien upon any of their properties or assets (including but not limited to any capital stock of its Subsidiaries) if the First Mortgage Notes are equally and ratably secured.

Section 4.13. Line of Business.

     The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14. Corporate Existence.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the First Mortgage Notes.


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

Section 4.15. Offer to Repurchase Upon Change of Control.

     (a) If a Change of Control occurs, each Holder of First Mortgage Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's First Mortgage Notes pursuant to an offer (the "Change of Control Offer") on the terms set forth in this Indenture. In the Change of Control Offer, the Company shall offer a payment in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of First Mortgage Notes repurchased plus accrued and unpaid interest (including Liquidated Damages) thereon, to the date of purchase. Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase First Mortgage Notes on the Change of Control Payment Date specified in such notice which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the First Mortgage Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

     (b) On the date the Change of Control Payment is made (the "Change of Control Payment Date"), the Company shall, to the extent lawful (1) accept for payment all First Mortgage Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all First Mortgage Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the First Mortgage Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of First Mortgage Notes or portions thereof being purchased by the Company.

     (c) The Paying Agent shall promptly mail to each Holder of First Mortgage Notes so tendered the Change of Control Payment for such First Mortgage Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new First Mortgage Note equal in principal amount to any unpurchased portion of the First Mortgage Notes surrendered, if any; provided that each such new First Mortgage Note shall be in a principal amount of $1,000 or an integral multiple thereof.

     (d) The provisions described above that require the Company to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the First Mortgage Notes to require that the Company repurchase or redeem the First Mortgage Notes in the event of a takeover, recapitalization or similar transaction.

     (e) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all First Mortgage Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.16. Sale of Nitrogen Facility

     Upon the sale of a Nitrogen Facility (or the capital stock of the Guarantor owning such facility), each Holder of First Mortgage Notes shall have the right to require the Company to repurchase ratably with the Net Proceeds of such sale all outstanding First Mortgage Notes, in whole or in part, at a repurchase price equal to the Permitted Sale Repurchase Price, according to the procedures set forth in Section 4.15 hereof. "Permitted Sale Repurchase Price" means an amount equal to, as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of interest and the scheduled payment of principal thereon, discounted to the repurchase date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Special Adjusted Treasury Rate, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the repurchase date.

     All of the consideration received by the Company or a Restricted Subsidiary from the sale of a Nitrogen Facility shall be in the form of cash. Any proceeds from the sale of a Nitrogen Facility remaining after the repurchase of First Mortgage Notes set forth in Section 4.15 shall be applied to permanently repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, shall permanently reduce commitments with respect thereto.

Section 4.17. Limitation on Sale and Leaseback Transactions.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if (i) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section 4.09 hereof, (ii) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction and
(iii) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with
Section 4.10 hereof.

Section 4.18. Limitation on Issuances and Sales of Capital Stock of Wholly
              Owned Restricted Subsidiaries.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries (other than Royster-Clark Group) to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary and the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof or (ii) such transfer, conveyance, sale, lease or other disposition is of less than all the Capital Stock of such Wholly Owned Restricted Subsidiary, such formerly Wholly Owned Restricted Subsidiary has been duly designated as an Unrestricted Subsidiary and no longer constitutes a Restricted Subsidiary after such sale, the Company could have made an Investment in the retained shares of such formerly Wholly Owned Restricted Subsidiary at the time of such sale in accordance with Section 4.07 hereof and the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof.

     In addition, the Company shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

Section 4.19. Advances to Subsidiaries.

     All advances to Royster-Clark Group and Subsidiaries of the Company made by the Company after the date of this Indenture shall be evidenced by intercompany notes in favor of the Company. These intercompany notes shall be subordinated to the Guarantees and the First Mortgage Notes.

Section 4.20. Payments for Consent.

     Royster-Clark Group and the Company shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of First Mortgage Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the First Mortgage Notes unless such consideration is offered to be paid and is paid to all Holders of the First Mortgage Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.21. Additional Guarantees.

     If the Company or any of its Subsidiaries acquires or creates another Restricted Subsidiary after the date of this Indenture, then that newly acquired or created Restricted Subsidiary must become a Guarantor and execute a supplemental indenture, a form of which is attached as Exhibit E hereto, and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created. Notwithstanding the foregoing, in the event the Company or any of its Subsidiaries acquires or creates a Restricted Subsidiary which is organized under the laws of a jurisdiction other than the United States or a political subdivision thereof, and if the issuance of a Guarantee by such Restricted Subsidiary would result in the imposition of a tax or similar governmental charge, such foreign Restricted Subsidiary shall not be required to be a Guarantor. The form of such Guarantee is attached as Exhibit D hereto.

Section 4.22. Master Conveyance Agreement

     The Trustee, as Collateral Agent for and on behalf of the Holders of the First Mortgage Notes, the Company and IMC Global have entered into the Master Conveyance Agreement. In connection therewith, on or before September 15, 1999, the Company shall deliver to the Trustee an Officer's Certificate which shall certify (i) which parcels of real property listed on Schedule 1 to the Master Conveyance Agreement have been conveyed to one of the IMC Operating Companies (as defined in the Master Conveyance Agreement) or a Subsidiary thereof and the entity to which each parcel was so conveyed, (ii) which parcels listed on
Schedule 1 to the Master Conveyance Agreement have not been properly conveyed,
(iii) which parcels of real property listed on Schedule 2 to the Master Conveyance Agreement have been conveyed to one of the Special Purpose Restricted Subsidiaries, (iv) which parcels listed on Schedule 2 to the Master Conveyance Agreement have not been properly conveyed, (v) that no Default or Event of Default exists with respect to the Indenture, and (vi) all of the parcels listed in clauses (i) and (iii) above have been transferred to one of the Special Purpose Restricted Subsidiaries and (vii) that indemnity proceeds from the Master Conveyance Agreement shall be applied as set forth below. Purchaser shall also attach to the Officer's Certificate a valuation report prepared in accordance with paragraph 5 of the Master Conveyance Agreement entitled "Seller's Indemnification" for those parcels listed in clauses (ii) and (iv) above. Any indemnity proceeds received by the Company or the Trustee as collateral agent under the Master Conveyance Agreement from IMC Global or the Company shall be applied or invested as provided for in the second and third paragraphs of Section 4.10; however, if the aggregate amount of indemnity proceeds exceeds $5.0 million, the Company will make an Asset Sale Offer pursuant to the provisions of Section 4.10.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01. Merger, Consolidation, or Sale of Assets.

     Royster-Clark Group and the Company may not, directly or indirectly (a) consolidate or merge with or into another Person (whether or not Royster-Clark Group or the Company is the surviving corporation) or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless in the case of each of Royster-Clark Group and the Company, (i) either (A) Royster-Clark Group or the Company is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than Royster-Clark Group or the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than Royster-Clark Group or the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Royster-Clark Group or the Company under the First Mortgage Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee, (iii) immediately after such transaction no Default or Event of Default exists and (iv) Royster-Clark Group or the Company or the Person formed by or surviving any such consolidation or merger (if other than Royster-Clark Group or the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Royster-Clark Group or the Company immediately preceding the transaction and (B) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

     In addition, Royster-Clark Group and the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Royster-Clark Group, the Company and any of its Wholly Owned Subsidiaries and any of the Guarantors.

Section 5.02. Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the First Mortgage Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

     An "Event of Default" occurs if:

     (a) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the First Mortgage Notes and such default continues for a period of 30 days;

     (b) the Company defaults in the payment when due of principal of or premium, if any, on the First Mortgage Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

     (c) the Company or any of its Restricted Subsidiaries fails to comply with any of the provisions of Section 4.07, 4.09, 4.10, 4.15, 4.16, 4.22 or 5.01
hereof;

     (d) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the First Mortgage Notes or the Security Agreements for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the First Mortgage Notes (including Additional First Mortgage Notes, if any) then outstanding voting as a single class;

     (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

     (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million;

     (g) the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

          (i) commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

          (iv) makes a general assignment for the benefit of its creditors, or

          (v) generally is not paying its debts as they become due; or

      (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

          (ii) appoints a custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

          (iii) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;
or

     (i) the Company or any Restricted Subsidiary shall breach any material representation, warranty or agreement set forth in the Security Agreements or repudiate any obligations under the Security Agreements or the Security Agreements shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect.

     (j) except as permitted by this Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor's Guarantee.

Section 6.02. Acceleration.

     If any Event of Default (other than an Event of Default specified in clause
(g) or (h) of Section 6.01 hereof with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding First Mortgage Notes may declare all the First Mortgage Notes to be due and payable immediately. Upon any such declaration, the First Mortgage Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or
(h) of Section 6.01 hereof occurs with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding First Mortgage Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding First Mortgage Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest (or Liquidated Damages) or premium that has become due solely because of the acceleration) have been cured or waived.

     If an Event of Default occurs on or after April 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the First Mortgage Notes pursuant to Section 3.07 hereof, then, upon acceleration of the First Mortgage Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the First Mortgage Notes to the contrary notwithstanding. If an Event of Default occurs prior to April 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the First Mortgage Notes prior to such date, then, upon acceleration of the First Mortgage Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on April 1 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the First Mortgage Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

      Year                                                    Percentage
      ----                                                    ----------
      1999..................................................     110.250%
      2000..................................................     109.225%
      2001..................................................     108.200%
      2002..................................................     107.175%
      2003..................................................     106.150%

Section 6.03. Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the First Mortgage Notes or to enforce the performance of any provision of the First Mortgage Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the First Mortgage Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a First Mortgage Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding First Mortgage Notes by notice to the Trustee may on behalf of the Holders of all of the First Mortgage Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the First Mortgage Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding First Mortgage Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

     Holders of a majority in principal amount of the then outstanding First Mortgage Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of First Mortgage Notes or that may involve the Trustee in personal liability. The Trustee may also withhold from Holders of the First Mortgage Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest (or Liquidated Damages)) if it determines that withholding notice is in their interest.

Section 6.06. Limitation on Suits.

     A Holder of a First Mortgage Note may pursue a remedy with respect to this Indenture or the First Mortgage Notes only if:

     (a) the Holder of a First Mortgage Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding First Mortgage Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a First Mortgage Note or Holders of First Mortgage Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding First Mortgage Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a First Mortgage Note may not use this Indenture to prejudice the rights of another Holder of a First Mortgage Note or to obtain a preference or priority over another Holder of a First Mortgage Note.

Section 6.07. Rights of Holders of First Mortgage Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a First Mortgage Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the First Mortgage Note, on or after the respective due dates expressed in the First Mortgage Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the First Mortgage Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the

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reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the First Mortgage Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the First Mortgage Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the First Mortgage Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of First Mortgage Notes for amounts due and unpaid on the First Mortgage Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the First Mortgage Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of First Mortgage Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good

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faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a First Mortgage Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding First Mortgage Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01. Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

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

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of First Mortgage Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the First Mortgage Notes, it shall not be accountable for the Company's use of the proceeds from the First Mortgage Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the First Mortgage Notes or any other document in connection with the sale of the First Mortgage Notes or pursuant to this Indenture other than its certificate of authentication.

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

Section 7.05. Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of First Mortgage Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any First Mortgage Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the First Mortgage Notes.

Section 7.06. Reports by Trustee to Holders of the First Mortgage Notes.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as First Mortgage Notes remain outstanding, the Trustee shall mail to the Holders of the First Mortgage Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

     A copy of each report at the time of its mailing to the Holders of First Mortgage Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the First Mortgage Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the First Mortgage Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

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

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the First Mortgage Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular First Mortgage Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA ss.313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding First Mortgage Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding First Mortgage Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding First Mortgage Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as


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Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.310(a)(1), (2) and (5). The Trustee is subject to TIA ss.310(b).

     Section 7.11. Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss.311(a) to the extent indicated therein.

                                   ARTICLE 8.
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding First Mortgage Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02. Legal Defeasance and Discharge.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding First Mortgage Notes and the Guarantors shall be deemed to have been discharged from their obligations with respect to their Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding First Mortgage Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such First Mortgage Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and the Guarantors shall be deemed to have been discharged from their obligation with respect to their Guarantees, except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding First Mortgage

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Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest (including Liquidated Damages) on such First Mortgage Notes when such payments are due, (b) the Company's obligations with respect to such First Mortgage Notes under Article 2 and
Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and
(d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and
4.22 hereof and clause (iv) of Section 5.01 hereof with respect to the outstanding First Mortgage Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the First Mortgage Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such First Mortgage Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding First Mortgage Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such First Mortgage Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding First Mortgage Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding First Mortgage Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the First Mortgage Notes are being defeased to maturity or to a particular redemption date;

     (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has

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

received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding First Mortgage Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding First Mortgage Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the First Mortgage Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

     (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust;
              Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding First Mortgage Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such First Mortgage Notes and this Indenture, to the

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

payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such First Mortgage Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding First Mortgage Notes

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any First Mortgage Note and remaining unclaimed for one year after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such First Mortgage Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the First Mortgage Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any First Mortgage Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such First Mortgage Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of First Mortgage Notes.


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     Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees or the First Mortgage Notes without the consent of any Holder of a First Mortgage Note:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated First Mortgage Notes in addition to or in place of certificated First Mortgage Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

     (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the First Mortgage Notes by a successor to the Company pursuant to Article 5 or Article 11 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the First Mortgage Notes or that does not adversely affect the legal rights hereunder of any Holder of the First Mortgage Note;

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (f) to provide for the issuance of Additional First Mortgage Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

     (g) to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the First Mortgage Notes.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of First Mortgage Notes.

     Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.15 hereof), the Guarantees and the First Mortgage Notes with the consent of the Holders of at least a majority in principal amount of the First Mortgage Notes (including Additional First Mortgage Notes, if any) then outstanding voting as a single class (including, without limitation consents obtained in connection with a tender offer or exchange offer for, or purchase of, the First Mortgage Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest (including Liquidated Damages) on the First Mortgage Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the First Mortgage Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding First Mortgage Notes (including Additional First Mortgage Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a

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tender offer or exchange offer for, or purchase of, the First Mortgage Notes).
Section 2.08 hereof shall determine which First Mortgage Notes are considered to be "outstanding" for purposes of this Section 9.02.

     The Collateral Agent and the Company can (i) amend the Security Agreements or (ii) release any of the Collateral from a Lien of the Security Agreements (except in accordance with the provisions thereof or as set forth in Section
10.3 hereof) only with the consent of holders of at least 75% in aggregate principal amount of the outstanding First Mortgage Notes.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of First Mortgage Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of First Mortgage Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of First Mortgage Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the First Mortgage Notes (including Additional First Mortgage Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the First Mortgage Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any First Mortgage Notes held by a non-consenting Holder):

     (a) reduce the principal amount of First Mortgage Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any First Mortgage Note or alter or waive any of the provisions with respect to the redemption of the First Mortgage Notes except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof;

     (c) reduce the rate of or change the time for payment of interest, including default interest, on any First Mortgage Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest (or Liquidated Damages) on the First Mortgage Notes (except a rescission of acceleration of the First Mortgage Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding First Mortgage Notes (including Additional First Mortgage Notes, if any) and a waiver of the payment default that resulted from such acceleration);

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     (e) make any First Mortgage Note payable in money other than that stated in the First Mortgage Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of First Mortgage Notes to receive payments of principal of or interest (or Liquidated Damages) or premium, if any, on the First Mortgage Notes;

     (g) waive a redemption payment with respect to any First Mortgage Note (other than a payment required by Sections 4.10, 4.15 and 4.16 hereof);

     (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

     (i) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture.

Section 9.03. Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the First Mortgage Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a First Mortgage Note is a continuing consent by the Holder of a First Mortgage Note and every subsequent Holder of a First Mortgage Note or portion of a First Mortgage Note that evidences the same debt as the consenting Holder's First Mortgage Note, even if notation of the consent is not made on any First Mortgage Note. However, any such Holder of a First Mortgage Note or subsequent Holder of a First Mortgage Note may revoke the consent as to its First Mortgage Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of First Mortgage Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any First Mortgage Note thereafter authenticated. The Company in exchange for all First Mortgage Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new First Mortgage Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new First Mortgage Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that

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the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                             COLLATERAL AND SECURITY

Section 10.01. Security Agreements.

     The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the First Mortgage Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages (to the extent permitted by law), if any, on the First Mortgage Notes and performance of all other obligations of the Company and the Guarantors to the Holders of First Mortgage Notes or the Trustee under this Indenture and the First Mortgage Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Agreements and the Guarantees which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture and which is attached as Exhibit G hereto. Each Holder of First Mortgage Notes, by its acceptance thereof, consents and agrees to the terms of the Security Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Security Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company and the Guarantors shall deliver to the Trustee, in its capacity as both Trustee and Collateral Agent, all documents required pursuant to the Security Agreements, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Agreements, to assure and confirm to the Trustee, in its capacity as both Trustee and Collateral Agent, the security interest in the Collateral contemplated hereby, by the Security Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the First Mortgage Notes secured hereby, according to the intent and purposes herein expressed. The Company and the Guarantors shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Agreements to create and maintain, as security for the Obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of First Mortgage Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

Section 10.02. Recording and Opinions.

     (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, the Mortgages, financing statements or other instruments necessary to make effective the Lien intended to be created by the Security Agreements, and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

     (b) The Company shall furnish to the Trustee, in its capacity as both Trustee and Collateral Agent, on April 1 in each year beginning with April 1, 2000, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Agreements and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of


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such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of First Mortgage Notes and the Collateral Agent and the Trustee hereunder and under the Security Agreements with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

     (c) The Company shall otherwise comply with the provisions of TIA ss.314(b).

Section 10.03. Release of Collateral.

     (a) Subject to subsections (b), (c) and (d) of this Section 10.03, the Nitrogen Facility referred to in Section 4.16 hereof may be released without substitution of collateral from the Lien and security interest created by the Security Agreements if an offer is made to repurchase the First Mortgage Notes from the cash proceeds of the sale of the Nitrogen Facility in accordance with the provisions of the Security Agreements or as provided hereby. In addition, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met (at the sole cost and expense of the Company) the Collateral Agent shall release (i) the Nitrogen Facility that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that the Company shall apply the Net Proceeds in accordance with Section 4.16 hereof. Upon receipt of such Officers' Certificate the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of the Nitrogen Facility permitted to be released pursuant to this Indenture or the Security Agreements.

     (b) No Collateral shall be released from the Lien and security interest created by the Security Agreements pursuant to the provisions of the Security Agreements unless there shall have been delivered to the Collateral Agent the Officer's Certificate required by this Section 10.03.

     (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the First Mortgage Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of the Nitrogen Facility pursuant to the provisions of the Security Agreements shall be effective as against the Holders of First Mortgage Notes.

     (d) The release of the Nitrogen Facility from the terms of this Indenture and the Security Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Nitrogen Facility is released pursuant to the terms of the Security Agreements. To the extent applicable, the Company shall cause TIA ss.313(b), relating to reports, and TIA ss.314(d), relating to the release of property or securities from the Lien and security interest of the Security Agreements, to be complied with. Any certificate or opinion required by TIA ss.314(d) may be made by an Officer of the Company except in cases where TIA ss.314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee, in his capacity as both Trustee and Collateral Agent, in the exercise of reasonable care.

Section 10.04. Certificates of the Company.

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      The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of the Nitrogen Facility pursuant to the Security Agreements, (i) all documents required by TIA ss.314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA ss.314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.05. Certificates of the Trustee.

     In the event that the Company wishes to release the Nitrogen Facility in accordance with the Security Agreements and has delivered the certificates and documents required by the Security Agreements and Sections 10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA ss.314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(b), shall deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.06. Authorization of Actions to Be Taken by the Trustee Under the
               Security Agreements.

     Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of First Mortgage Notes, direct, on behalf of the Holders of First Mortgage Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Agreements and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of First Mortgage Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of First Mortgage Notes or of the Trustee). The Collateral Agent shall determine the circumstances and manner in which the Collateral shall be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Nitrogen Facility from the liens created by the Security Agreements and whether to foreclose on the Collateral following an Event of Default and a declaration of acceleration of the First Mortgage Notes.

Section 10.07. Authorization of Receipt of Funds by the Trustee Under the
               Security Agreements.

     The Trustee is authorized to receive any funds for the benefit of the Holders of First Mortgage Notes distributed under the Security Agreements, and to make further distributions of such funds to the Holders of First Mortgage Notes according to the provisions of this Indenture.

Section 10.08. Impact of Event of Default

     So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions, the Company and its Subsidiaries shall be entitled to exercise any voting and other consensual rights pertaining to the Collateral pledged by them.

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     Upon the occurrence and during the continuance of an Event of Default and a declaration of an acceleration of the First Mortgage Notes (1) and following written notice from the Collateral Agent all rights of the Company to exercise such voting and other consensual rights shall cease, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights,
(2) all rights of the Company to receive any cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the Collateral Agent and
(3) the Collateral Agent may sell the Collateral or any part thereof in accordance with the terms of the Security Agreements. All funds distributed under the Security Agreements and received by the Collateral Agent for the benefit of the Holders of the First Mortgage Notes will be distributed by the Collateral Agent in accordance with the provisions of this Indenture.

Section 10.09. Termination of Security Interest.

     Upon the full and final payment and performance of all Obligations of the Company under this Indenture and the First Mortgage Notes, and of the Guarantors under this Indenture and the Guarantees, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Agreements. The Security Agreements shall thereafter be terminated.

                                   ARTICLE 11.
                                   GUARANTEES

Section 11.01. Guarantee.

     Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a First Mortgage Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the First Mortgage Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the First Mortgage Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest (including Liquidated Damages) on the overdue principal of and interest on the First Mortgage Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any First Mortgage Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the First Mortgage Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the First Mortgage Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy

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of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the First Mortgage Notes and this Indenture.

     If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 11.02. Limitation on Guarantor Liability.

     Each Guarantor, and by its acceptance of First Mortgage Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03. Execution and Delivery of Guarantee.

     To evidence its Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit D shall be endorsed by an Officer of such Guarantor on each First Mortgage Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

     Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each First Mortgage Note a notation of such Guarantee.

     If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the First Mortgage Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

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     The delivery of any First Mortgage Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

     In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.21 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Guarantees in accordance with Section 4.21 hereof and this
Article 11, to the extent applicable.

Section 11.04. Guarantors May Consolidate, etc., on Certain Terms.

     Except as otherwise provided in Section 11.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless (a) subject to Section 11.05 hereof, either the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the First Mortgage Notes, this Indenture, the Guarantee and the Registration Rights Agreement on the terms set forth herein or therein or the Net Proceeds of such sale or other disposition are applied in accordance with
Section 4.10 hereof; and (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the First Mortgage Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the First Mortgage Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses
(a) and (b) above, nothing contained in this Indenture or in any of the First Mortgage Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05. Releases Following Sale of Assets.

     In the event (i) the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary, or (ii) of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation


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acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

     Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the First Mortgage Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

Section 12.02. Notices.

     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company and/or any Guarantor:

     Royster-Clark, Inc.
     10 Rockefeller Plaza - Suite 1120
     New York, New York  10020
     Telecopier No.: (212) 332-2994
     Attention:  Francis P. Jenkins, Jr.

     With a copy to:

     Dechert Price & Rhoads
     4000 Bell Atlantic Tower
     1717 Arch Street
     Philadelphia, PA 19103-2793
     Telecopier No.: (215) 994-2222
     Attention:  Craig L. Godshall

     If to the Trustee:

     United States Trust Company of New York
     Corporate Trust Division
     114 West 47th Street, 25th Floor
     New York, New York  10036-1532
     Telecopier No.: (212) 852-1627/6
     Attention: Louis P. Young

     The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery (except that notice to the Trustee shall not be deemed to have been given until actually received by the Trustee).

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss.313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of First Mortgage Notes with Other
               Holders of First Mortgage Notes.

     Holders may communicate pursuant to TIA ss.312(b) with other Holders with respect to their rights under this Indenture or the First Mortgage Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss.312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action under this Indenture, the Company and/or such Guarantor shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss.314(a)(4)) shall comply with the provisions of TIA ss.314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and
               Stockholders.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the First Mortgage Notes, the Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a First Mortgage Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the First Mortgage Notes.

Section 12.08. Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

     All agreements of the Company in this Indenture and the First Mortgage Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.05.

Section 12.11. Severability.

     In case any provision in this Indenture or in the First Mortgage Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13. Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES

Dated as of April 22, 1999
                                       ROYSTER-CLARK, INC.

                                       By: /s/ G. Kenneth Moshenek
                                           ------------------------------------
                                           Name: G. Kenneth Moshenek
                                           Title:

                                       ROYSTER-CLARK GROUP, INC.

                                       By: /s/ G. Kenneth Moshenek
                                           ------------------------------------
                                           Name: G. Kenneth Moshenek
                                           Title:

                                       ROYSTER-CLARK REALTY LLC
                                       ROYSTER-CLARK AGRIBUSINESS REALTY LLC
                                       ROYSTER-CLARK HUTSON'S REALTY LLC
                                       ROYSTER-CLARK NITROGEN REALTY LLC
                                       ROYSTER-CLARK RESOURCES LLC


                                       By: /s/ G. Kenneth Moshenek
                                           ------------------------------------
                                           Name: G. Kenneth Moshenek
                                           Title:

                                       IMC AGRIBUSINESS INC.
                                       HUTSON'S AG SERVICES, INC.
                                       IMC NITROGEN COMPANY


                                       By: /s/ G. Kenneth Moshenek
                                           ------------------------------------
                                           Name: G. Kenneth Moshenek
                                           Title:

Attest:

-----------------------------
Name:
Title:

                                       UNITED STATES TRUST COMPANY OF NEW YORK

                                       By: /s/ Louis P. Young
                                           ------------------------------------
                                           Name: Louis P. Young
                                           Title: Vice-President

Attest:

-----------------------------
Authorized Signatory
Date:

                                                                    EXHIBIT A-1

                                 [Face of Note]


                                                          CUSIP/CINS
                                                                     ----------


                      10 1/4% First Mortgage Notes due 2009

No. 1                                                               $
                                                                     ----------

                               ROYSTER-CLARK, INC.

promises to pay to
                  -------------------------------------------------------------

or registered assigns,

the principal sum of
                    -----------------------------------------------------------
Dollars on

Interest Payment Dates:

Record Dates:

Dated:

                                       ROYSTER-CLARK, INC.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                          (SEAL)

This is one of the Global Notes referred to in the within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By:
   --------------------------
      Authorized Signatory


                                     A-1-1

                                                                    EXHIBIT A-1

                                 [Back of Note]
                      10 1/4% First Mortgage Notes due 2009

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS FIRST MORTGAGE NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENT THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT HAS ACQUIRED THIS FIRST MORTGAGE NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS FIRST MORTGAGE NOTE EXCEPT
(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT,
(D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS FIRST MORTGAGE NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Royster-Clark, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10 1/4% per annum from October 1, 1999 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that


                                     A-1-2
if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE AND SECURITY AGREEMENTS. The Company issued the Notes under an Indenture dated as of April 22, 1999 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company limited to $210.0 million in aggregate principal amount. The Notes are secured by a first priority security interest in the property, plant and equipment and certain related assets of the Company and its subsidiaries, constituting 17 of the principal granulation, seed production, processing and nitrogen plants of the Company and its subsidiaries, and a pledge of all of the equity interests of Royster-Clark Realty LLC, Royster-Clark AgriBusiness LLC, Royster-Clark Nitrogen Realty LLC and Royster-Clark Hutson's Realty LLC, the Company's Special Purpose Restricted Subsidiaries that own or will own approximately 270 properties used in the Company's business, including substantially all of the Farmarkets and other owned facilities, pursuant to the Security Agreements referred to in the Indenture.


                                     A-1-3

     5. OPTIONAL REDEMPTION.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to April 1, 2004. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

     Year                                                      Percentage
     ----                                                      ----------
     2004...................................................    105.125%
     2005...................................................    103.417%
     2006...................................................    101.708%
     2007 and thereafter....................................    100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to April 1, 2002, the Company may redeem Notes with the net proceeds of one or more Public Equity Offerings at a redemption price equal to 110.250% of the aggregate principal amount, plus accrued and unpaid interest (including Liquidated Damages) thereon, if any; provided that at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

     6. MANDATORY REDEMPTION.

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price paid in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the First Mortgage Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of First Mortgage Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the


                                     A-1-4
procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of First Mortgage Notes and such other pari passu Indebtedness tendered. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer for, Notes) and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer for, Notes) and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest (including Liquidated Damages) on the Notes; (ii) default in payment when due of the


                                     A-1-5
principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.07, 4.09, 4.10, 4.15, 4.16, 4.22 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with any of the other agreements in the Indenture; (v) default under certain other agreements relating to Indebtedness of the Company or any of its Restricted Subsidiaries, which default results in the acceleration of such Indebtedness prior to its express maturity or is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period, and in each case, the principal amount of total Indebtedness aggregates $10.0 million or more; (vi) certain final judgments against the Company or any of its Restricted Subsidiaries for the payment of money aggregating in excess of $10.0 million that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries; (viii) the breach by the Company or any Restricted Subsidiary of certain covenants in the Security Agreements, repudiation by the Company or any Restricted Subsidiary of any obligations under the Security Agreements or the Security Agreements shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; and (ix) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest (or Liquidated Damages)) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (or Liquidated Damages) on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue, or resign.

     14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes or the Indenture, the Guarantees, or for any claim based on, in respect of,


                                     A-1-6
or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED CERTIFICATED NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Certificated Notes shall have all the rights set forth in the Registration Rights Agreement dated as of April 22, 1999, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Royster-Clark, Inc.
10 Rockefeller Plaza - Suite 1120
New York, New York 10020
Attention: Walter Vance


                                     A-1-7

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ---------------------------------
                                                (Insert assignee's legal name)

-------------------------------------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     ------------------------

    Your Signature:
                   ------------------------------------------------------------
                   (Sign exactly as your name appears on the face of this Note)


Signature Guarantee*:
                     ----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                     A-1-8

                                                                    EXHIBIT A-1

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                     / / Section 4.10      / / Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                              $
                               ------------------

Date:
     -------------------

    Your Signature:
                   ------------------------------------------------------------
                   (Sign exactly as your name appears on the face of this Note)

    Tax Identification No.:
                           ----------------------------------------------------


Signature Guarantee*:
                     ------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                     A-1-9

                                                                     EXHIBIT A-1

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

                Amount of       Amount of
               decrease in     increase in      Principal Amount   Signature of
                Principal       Principal       [at maturity] of    authorized
                  Amount          Amount        this Global Note    officer of
              [at maturity]   [at maturity]      following such     Trustee or
Date of          of this         of this            decrease           Note
Exchange       Global Note      Global Note      (or increase)       Custodian
--------      -------------   -------------     ----------------   ------------



* This schedule should be included only if the Note is issued in global form.


                                     A-1-10

                                                                    EXHIBIT A-2

                  [Face of Regulation S Temporary Global Note]


                                                          CUSIP/CINS
                                                                     ----------

                      10 1/4% First Mortgage Notes due 2009

No. 2                                                               $
                                                                     ----------

                               ROYSTER-CLARK, INC.

promises to pay to
                  -------------------------------------------------------------

or registered assigns,

the principal sum of
                    -----------------------------------------------------------
Dollars on

Interest Payment Dates:

Record Dates:

Dated: April 22, 1999

                                       ROYSTER-CLARK, INC.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                          (SEAL)

This is one of the Global Notes referred to in the within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By:
   --------------------------
      Authorized Signatory


                                     A-2-1

                  [Back of Regulation S Temporary Global Note]
                      10 1/4% First Mortgage Notes due 2009

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS FIRST MORTGAGE NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT HAS ACQUIRED THIS FIRST MORTGAGE NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS FIRST MORTGAGE NOTE EXCEPT
(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT,
(D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS FIRST MORTGAGE NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.


                                     A-2-2

                                                                     EXHIBIT A-2

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Royster-Clark, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10 1/4% per annum from October 1, 1999 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other First Mortgage Notes under the Indenture.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, UNITED STATES TRUST COMPANY OF NEW YORK, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE AND SECURITY AGREEMENTS. The Company issued the Notes under an Indenture dated as of April 22, 1999 ("Indenture") among the Company, the Guarantors and the Trustee. The terms


                                     A-2-3

                                                                     EXHIBIT A-2

of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss.77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company limited to $210.0 million in aggregate principal amount. The Notes are secured by a first priority security interest in the property, plant and equipment and certain related assets of the Company and its subsidiaries, constituting 17 of the principal granulation, seed production, processing and nitrogen plants of the Company and its subsidiaries, and a pledge of all of the equity interests of Royster-Clark Realty LLC, Royster-Clark AgriBusiness LLC, Royster-Clark Nitrogen Realty LLC and Royster-Clark Hutson's Realty LLC, the Company's Special Purpose Restricted Subsidiaries that own or will own approximately 270 properties used in the Company's business, including substantially all of the Farmarkets and other owned facilities, pursuant to the Security Agreements referred to in the Indenture.

     5. OPTIONAL REDEMPTION.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to April 1, 2004. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

     Year                                                      Percentage
     ----                                                      ----------
     2004..................................................     105.125%
     2005..................................................     103.417%
     2006..................................................     101.708%
     2007 and thereafter...................................     100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to April 1, 2002, the Company may redeem Notes with the net proceeds of one or more Public Equity Offerings at a redemption price equal to 110.250% of the aggregate principal amount, plus accrued and unpaid interest (including Liquidated Damages) thereon, if any; provided that at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

     6. MANDATORY REDEMPTION.

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price paid in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.


                                     A-2-4

                                                                     EXHIBIT A-2

     (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the First Mortgage Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of First Mortgage Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of First Mortgage Notes and such other pari passu Indebtedness tendered. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by
Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.


                                     A-2-5

                                                                     EXHIBIT A-2

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer for, Notes) and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer for, Notes) and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest (including Liquidated Damages) on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.07, 4.09, 4.10, 4.15, 4.16, 4.22 or 5.01 of the Indenture which failure remains uncured for 30 days; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with any of the other agreements in the Indenture; (v) default under certain other agreements relating to Indebtedness of the Company or any of its Restricted Subsidiaries, which default results in the acceleration of such Indebtedness prior to its express maturity or is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period, and in each case, the principal amount of total Indebtedness aggregates $10.0 million or more; (vi) certain final judgments against the Company or any of its Restricted Subsidiaries for the payment of money aggregating in excess of $10.0 million that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries; (viii) the breach by the Company or any Restricted Subsidiary of certain covenants in the Security Agreements, repudiation by the Company or any Restricted Subsidiary of any obligations under the Security Agreements or the Security Agreements shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; and (ix) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default


                                     A-2-6

                                                                     EXHIBIT A-2

or Event of Default relating to the payment of principal or interest (or Liquidated Damages)) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (or Liquidated Damages) on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue, or resign.

     14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, shall not have any liability for any obligations of the Company or such Guarantor under the Notes or the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED CERTIFICATED NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Certificated Notes shall have all the rights set forth in the Registration Rights Agreement dated as of April 22, 1999, between the Company and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Certificated Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:


                                     A-2-7

                                                                     EXHIBIT A-2

Royster-Clark, Inc.
10 Rockefeller Plaza - Suite 1120
New York, New York 10020
Attention: Walter Vance


                                     A-2-8

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ---------------------------------
                                                (Insert assignee's legal name)

-------------------------------------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     ------------------------

    Your Signature:
                   ------------------------------------------------------------
                   (Sign exactly as your name appears on the face of this Note)


Signature Guarantee*:
                     ----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                     A-2-9

                                                                    EXHIBIT A-2

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                     / / Section 4.10      / / Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                              $
                               ------------------

Date:
     -------------------

    Your Signature:
                   ------------------------------------------------------------
                   (Sign exactly as your name appears on the face of this Note)

    Tax Identification No.:
                           ----------------------------------------------------


Signature Guarantee*:
                     ------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                     A-2-10

                                                                     EXHIBIT A-2

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

     The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                Amount of       Amount of
               decrease in     increase in      Principal Amount   Signature of
                Principal       Principal       [at maturity] of    authorized
                  Amount          Amount        this Global Note    officer of
              [at maturity]   [at maturity]      following such     Trustee or
Date of          of this         of this            decrease           Note
Exchange       Global Note     Global Note       (or increase)       Custodian
--------      -------------   -------------     ----------------   ------------


                                     A-2-11

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Royster-Clark, Inc.
10 Rockefeller Plaza - Suite 1120
New York, New York 10020

United States Trust Company of New York
Corporate Trust Division
114 West 47th Street, 25th Floor
New York, New York l0036-1532


     Re: 10 1/4% First Mortgage Notes due 2009

     Reference is hereby made to the Indenture, dated as of April 22, 1999 (the "Indenture"), between Royster-Clark, Inc. as issuer (the "Company"), and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. |_| Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Certificated Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

     2. |_| Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Note, the Regulation S Global Note or a Certificated Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and
(iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

     3. |_| Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Certificated Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) |_| such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

          (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

     4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Certificated Note.

     (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

     (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

     (c) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       ----------------------------------------
                                              [Insert Name of Transferor]


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

Dated:
      -----------------------

                                                                       EXHIBIT B

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a) |_| a beneficial interest in the:

              (i) |_| Rule 144A Global Note (CUSIP ________________), or

             (ii) |_| Regulation S Global Note (CUSIP ________________); or

     (b) |_| a Restricted Certificated Note.


2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

     (a) |_| a beneficial interest in the:

               (i) |_| Rule 144A Global Note (CUSIP ________________), or

              (ii) |_| Regulation S Global Note (CUSIP ________________), or

             (iii) |_| Unrestricted Global Note (CUSIP ________________); or

     (b) |_| a Restricted Certificated Note; or

     (c) |_| an Unrestricted Certificated Note,

     in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Royster-Clark, Inc.
10 Rockefeller Plaza - Suite 1120
New York, New York 10020

United States Trust Company of New York
Corporate Trust Division
114 West 47th Street, 25th Floor
New York, New York l0036-1532

     Re: 10 1/4% First Mortgage Notes due 2009.

                        (CUSIP [780879AA0][USU7793AA89])

     Reference is hereby made to the Indenture, dated as of April 22, 1999 (the "Indenture"), between Royster-Clark, Inc., as issuer (the "Company"), and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1. Exchange of Restricted Certificated Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Certificated Notes or Beneficial Interests in an Unrestricted Global Note

     (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Certificated Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated
Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                                                                       EXHIBIT C

     (c) |_| Check if Exchange is from Restricted Certificated Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) |_| Check if Exchange is from Restricted Certificated Note to Unrestricted Certificated Note. In connection with the Owner's Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act,
(iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. Exchange of Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes for Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes

     (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Certificated Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

     (b) Check if Exchange is from Restricted Certificated Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Certificated Note for a beneficial interest in the [CHECK ONE] |_| Rule 144A Global Note or |_| Regulation S Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                                                                       EXHIBIT C

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                       ----------------------------------------
                                             [Insert Name of Transferor]

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       Dated:

                                                                       EXHIBIT D

                          FORM OF NOTATION OF GUARANTEE

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 22, 1999 (the "Indenture") among Royster-Clark, Inc., the Guarantors listed on Schedule I thereto and United States Trust Company of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest (including Liquidated Damages) on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest (including Liquidated Damages), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.


                                       ROYSTER-CLARK GROUP, INC.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT D

                                       ROYSTER-CLARK REALTY LLC
                                       ROYSTER-CLARK AGRIBUSINESS REALTY LLC
                                       ROYSTER-CLARK HUTSON'S REALTY LLC
                                       ROYSTER-CLARK NITROGEN REALTY LLC


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT D

                                       IMC AGRIBUSINESS, INC.
                                       HUTSON'S AG SERVICES, INC.
                                       IMC NITROGEN COMPANY


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of ____________________ (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and ____________________, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April __, 1999 providing for the issuance of an aggregate principal amount of up to $210,000,000 of ___% First Mortgage Notes due 2009 (the "First Mortgage Notes");

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

     WHEREAS, pursuant to Section [_____] of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

          (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

               (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest (including Liquidated Damages) on the overdue principal of and interest (including Liquidated Damages) on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                                                                       EXHIBIT E

          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

          (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

          (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

          (i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Guarantee will not constitute a fraudulent transfer or conveyance.

     3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

                                                                       EXHIBIT E

     4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

     (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

          (i) subject to Sections 11.04 and 11.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Guarantee on the terms set forth herein or therein; and

          (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

     (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

     (c) Except as set forth in Articles 4 and 5 and Section 11.05 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

     5. RELEASES.

     (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

                                                                       EXHIBIT E

     (b) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

     6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                                                                       EXHIBIT E

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:
       ---------------, ----

                                       [GUARANTEEING SUBSIDIARY]

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       ROYSTER-CLARK, INC.

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       [EXISTING GUARANTORS]

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       [TRUSTEE],
                                         as Trustee


                                       By:
                                           ------------------------------------
                                           Authorized Signatory

                                                                       EXHIBIT F


                           FORM OF SECURITY AGREEMENTS

                                                                       EXHIBIT G


                      FORM OF SUBSIDIARY INTERCOMPANY NOTE

                                                                       EXHIBIT H


                             SCHEDULE OF GUARANTORS

     The following schedule lists each Guarantor under the Indenture as of the Issue Date:

     Royster-Clark Group, Inc.

     Royster-Clark Realty LLC

     Royster-Clark AgriBusiness Realty LLC

     Royster-Clark, Hutson's Realty LLC

     Royster-Clark Nitrogen Realty LLC

     Royster-Clark Resources LLC

     IMC AgriBusiness, Inc.

     Hutson's Ag Services, Inc.

     IMC Nitrogen Company


                                      H-1